                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of December 13, 2001, between RTW, INC., a Minnesota corporation (the "Company"), and J. ALEXANDER FJELSTAD III ("Employee").

         The Company and Employee are desirous of setting forth the terms and conditions of the employment by the Company of Employee.

         In consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound do hereby agree as follows:

         1. TERM. Subject to the terms and conditions hereof, the Company agrees to employ Employee and Employee agrees to serve the Company for a period of one
(1) year beginning on the date hereof and terminating on December 13, 2002 (the "Expiration Date").

         2. SERVICES TO BE RENDERED BY EMPLOYEE. Employee agrees to serve the Company as President and Chief Executive Officer. Employee shall perform such duties and exercise such powers as from time to time may be assigned to him consistent with his position, knowledge and experience, either orally or in writing, by the Board of Directors of the Company and shall carry out his duties under the ultimate general direction and control of the Board of Directors. In his capacity as President and Chief Executive Officer, Employee shall perform all reasonable acts customarily associated with such position, or necessary or desirable to protect and advance the best interests of the Company, together with such other reasonable duties as may be determined and assigned to him by the Board of Directors. Employee shall perform such acts and carry out such duties, and shall in other respects serve the Company, faithfully and to the best of his ability.

         3. TIME TO BE DEVOTED BY EMPLOYEE. Employee agrees to devote substantially all of his business time, attention, efforts and abilities to the business of the Company and to use his best efforts to promote the interests of the Company. Employee confirms that, except as stated in the next sentence, he has no business interests of any kind which will require a significant portion of his business time other than his employment by the Company. Employee may continue to serve as Chairman of the Board of Headwater Systems, Inc. outside of normal business hours provided that such service, as determined by the Board of Directors of the Company, does not materially interfere with his duties and obligations owed to the Company.

         4. COMPENSATION PAYABLE TO EMPLOYEE. During the term hereof, the Company shall pay to Employee a salary at the rate of Two Hundred Seventy-Five Thousand Dollars ($275,000) per annum (the "Annual Salary"), payable in semi-monthly installments. Employee shall further be entitled to receive such increases in Annual Salary and such bonuses as may be approved from time to time by the Company. Any increases in Annual Salary or bonuses shall be awarded solely within the discretion of the Board of Directors.

         5. EXPENSES. The Company shall reimburse Employee for the reasonable amount of hotel, travel, entertainment and other expenses necessarily incurred by Employee in the discharge of his duties hereunder, in accordance with the Company's normal practice.

         6. EXECUTIVE BENEFITS. Employee shall be entitled to participate in all formal retirement, insurance, hospitalization and disability plans that are in existence or may be adopted by the Company, provided that Employee is eligible by the terms thereof to participate therein. Employee shall be entitled to take four (4) weeks of vacation during each full year of employment.

         7. STOCK OPTION.

                  7.1. Grant. The Company hereby grants Employee a non-qualified stock option to purchase up to 200,000 shares of the Company's Common Stock (the "Option"). The per share price to be paid by Employee upon exercise of the Option shall be 99 Cents ($0.99), which corresponds to the closing sale price for the Company's Common Stock on the date hereof, as reported by NASDAQ.

                  7.2. Vesting. The Option shall become exercisable in five (5) equal installments of 40,000 shares of the Company's Common Stock ("Option Installment") as follows: (i) the first Option Installment shall be immediately exercisable as of the date hereof, and (ii) four (4) additional Option Installments shall vest upon each renewal of this Agreement on the first, second, third and fourth anniversary of this Agreement, provided that this Agreement is renewed for successive terms beyond the Expiration Date upon mutually agreeable terms. Any portion of the Option which remains unvested at the time of any expiration or termination of this Agreement shall lapse.

                  7.3. Exercise Period. The Option shall become void and expire as to all unexercised Option shares on December 13, 2011.

                  7.4. Exchange. As long as this Agreement remains in effect, Employee may request that the Company grant Employee up to the maximum number of incentive stock options ("ISOs") that may be issued to Employee under the Company's Amended 1994 Stock Plan and applicable law, provided that a like number of Option shares shall be surrendered by Employee for cancellation. Such ISOs shall be exercisable at the same times and during the same periods as the Option and otherwise shall have substantially identical provisions to the Option, except to the extent contrary to applicable law.

         8. TERMINATION.

                  8.1. Death. Employee's employment hereunder shall terminate upon his death.

                  8.2. Incapacity. If in the reasonable judgment of the Company, as a result of Employee's incapacity due to physical or mental illness or otherwise, Employee shall for three (3) months during the term of this Agreement have been unable to perform satisfactorily all of his duties hereunder on a substantially full-time basis, or in the event a qualified physician reasonably certifies that Employee is permanently incapacitated, the Company may terminate Employee's employment hereunder by notice to Employee.

                  8.3. Cause. The Company may terminate Employee's employment hereunder for Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate Employee's employment hereunder upon Employee's (i) refusal or neglect to perform and discharge his duties and responsibilities hereunder;
(ii) gross misconduct that is injurious to the Company; (iii) fraud, embezzlement or other act of dishonesty of Employee with respect to the Company;
(iv) conviction of, or plea of guilty or nolo contendere entered by Employee to, a felony or crime involving moral turpitude or which conviction or plea is likely to have a material adverse effect upon the Company or upon Executive's ability to perform his duties hereunder; (v) willful or prolonged absence from work by Employee (other than by reason of disability due to physical or mental illness); or (vi) willful commission of acts or making of false statements by Employee which reflect adversely, in material respects, upon the Company or its business, customers or other employees.

                  8.4. Without Cause. The Company may, notwithstanding any other grounds for termination set forth in this Section 8, terminate Employee at any time without Cause.

                  8.5. Voluntary Termination by Employee. The Employee may voluntarily terminate Employee's employment with the Company for any reason.

                  8.6. Date of Termination. The term "Date of Termination" shall mean the earlier of (i) the Expiration Date, or (ii) if Employee's employment is terminated (A) by his death, the date of his death, or (B) for any other reason, the date on which notice of termination is given either to Employee by the Company or to the Company by Employee.

         9. COMPENSATION UPON TERMINATION.

                  9.1. Death or Incapacity. If Employee's employment shall be terminated by reason of his death or incapacity, the Company shall pay to Employee or to his estate the monthly installments of his Annual Salary until three (3) months after the Date of Termination.

                  9.2. Cause or Voluntary Termination of Employment. If the Company shall terminate Employee's employment for Cause or if Employee voluntarily terminates his employment, the Company shall have no further obligations to Employee and Employee shall have no further obligations to Company after the Date of Termination.

                  9.3. Without Cause. If the Company shall terminate Employee's employment without Cause, the Company shall be obligated to pay Employee his Annual Salary and to continue providing benefits until the Expiration Date.

         10. CONFIDENTIALITY. Employee agrees while in the employ of the Company (otherwise than in the performance of his duties hereunder) and thereafter not to, directly or indirectly, make use of, or divulge to any person, firm, corporation, entity or business organization, and to use his best efforts to prevent the publication or disclosure of, any confidential or proprietary information concerning the business, accounts or finances of, or any of the methods of doing business used by, the Company or its affiliates or of the dealings, transactions or affairs of the Company or its affiliates or any of their respective customers which have or which may have come to is knowledge during his employment by the Company.

         11. NOTICES. All notices under this Agreement shall be in writing and shall be effective either (i) when delivered in person at the address set forth below, or (ii) three (3) business days after deposit in a sealed envelope in the United States Mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the recipient as set forth below, whichever is earlier.

                           All notices to the Company shall be sent to:

                           RTW, Inc.
                           8500 Normandale Lake Boulevard
                           Minneapolis, MN 55439
                           Attn: Chairman of the Board

                           All notices to Employee shall be sent to:

                           J. Alexander Fjelstad III
                           2439 Emerald Trail
                           Minnetonka, MN 55305

         Such addresses may be changed by notice given in accordance with this
Section 11.

         12. MISCELLANEOUS. This Agreement may not be changed nor may any provision hereof be waived except by an instrument in writing duly signed by the party to be charged. This Agreement shall be interpreted, governed and controlled by the internal laws of the State of Minnesota, without reference to principles of conflict of law. This Agreement shall terminate in the event of the liquidation and winding up of the business of the Company but shall continue in effect in the event of the merger or sale of the Company into or to another entity or the transfer of substantially all of the assets of the Company to another entity. The provisions of Section 10 hereof shall survive any termination of this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

COMPANY:                                    EMPLOYEE:

RTW, INC.


By /s/ DAVID C. PROSSER                     /s/ J. ALEXANDER FJELSTAD III
  --------------------------------          --------------------------------
  David C. Prosser                          J. Alexander Fjelstad III
  Chairman of the Board

                                   RTW, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT



         THIS OPTION AGREEMENT is made as of the 13th day of December, 2001, between RTW, Inc., a Minnesota corporation (the "Company"), and J. ALEXANDER FJELSTAD, III (the "Optionee").

         WHEREAS, the Optionee has agreed to become employed by the Company as of December 13, 2001 (the "Employment Date") as its President and Chief Executive Officer under a written Employment Agreement, dated the same date (the "Employment Agreement"); and

         WHEREAS, the Company desires to grant to the Optionee options to purchase shares of its common stock, no par value (the "Common Stock") in consideration for his services as an executive employee; and

         WHEREAS, the Company desires, by affording the Optionee an opportunity to purchase its Common Stock as hereinafter provided, to carry out the purpose of the Amended 1994 Stock Plan of the Company approved by its shareholders (the "Plan");

         NOW, THEREFORE, the parties hereby agree as follows:

         1. GRANT OF OPTION. The Company hereby grants to the Optionee the right and option (hereinafter called the "Option") to purchase from the Company all or any part of an aggregate amount of up to 200,000 shares of the Common Stock of the Company (the "Option Shares") on the terms and conditions herein set forth. If the Optionee elects, pursuant to the terms of Section 7.4 of his Employment Agreement, to reduce the number of options to purchase shares granted hereunder for options to purchase shares that qualify as Incentive Stock Options under Internal Revenue Code Section 422, then and in that event, the Optionee shall surrender for cancellation under this Option that number of shares equal to the number of shares to which he is granted under the Incentive Stock Option without regard to the exercise price of the shares of each option. Other than the reduction in the number of shares subject to this Option, the cancellation of shares shall not affect any other term or condition of this Option.

         2. PURCHASE PRICE. The purchase price of the Option Shares shall be 99 Cents ($0.99) per share, which shall be the closing price on the date of grant.

         3. TERM OF OPTION. The term of the Option shall be for a period of ten
(10) years from the Employment Date, subject to earlier termination as hereinafter provided.

         4. EXERCISE OF OPTION. Thereafter, subject to the terms and conditions hereof, the Option may be exercised as follows:

                  (a) From the Employment Date, the Option may be exercised as to 40,000 shares.

                  (b) From and after 12 months from the Employment Date, the Option may be exercised as to an additional 40,000 shares.

                  (c) From and after 24 months from the Employment Date, the Option may be exercised as to an additional 40,000 shares.

                  (d) From and after 36 months from the Employment Date, the Option may be exercised as to an additional 40,000 shares.

                  (e) From and after 48 months from the Employment Date, the Option may be exercised as to an additional 40,000 shares.

         5. NON-TRANSFERABILITY. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee.

         6. TERMINATION OF EMPLOYMENT. If, after the date the Optionee commences employment pursuant to the terms of the Employment Agreement, the Optionee's employment with the Company shall be terminated other than (x) by the Company for Cause (as defined in Section 8.3 of the Employment Agreement) or (y) by the Optionee prior to the Expiration Date of the Optionee's Employment Agreement (as defined in Section 1 of the Employment Agreement), the Option shall be exercisable in full as to all the Option Shares that have vested as set forth in
Section 4 hereof and shall lapse as to all Option Shares that have not vested. The Option may be exercised by the Optionee, his legal representative, or, in the case of death, by the person to whom the Option is transferred by will or the applicable laws of descent and distribution for a period that shall extend to and shall expire immediately upon the earlier of the expiration of the term specified in Section 3 hereof or the date specified below:

                  (a) In the event of the death of Optionee, three (3) years from the date of death; or

                  (b) In the event of termination of employment as a result of Optionee's disability, one (1) year from the date of the disability; or

                  (c) In the event of termination of employment by the Company, other than for Cause, one (1) year from the date of the Optionee's termination of employment.

         7. TERMINATION OF EMPLOYMENT FOR CAUSE OR VOLUNTARILY BY OPTIONEE. If
(x) the Option shall be terminated for Cause (as defined in the Employment Agreement) or (y) Optionee shall voluntarily terminate his employment prior to the Expiration Date of his Employment Agreement, any unexercised Option shall terminate immediately upon such termination of employment. So long as the Optionee shall continue to be an employee of the Company or one or more of its subsidiaries, the Option shall not be affected by any change of duties or position. Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the employ of the Company or of any of its subsidiaries or interfere in any way with the rights of the Company or any subsidiary to terminate the employment of the Optionee at any time.

         8. ACCELERATION IN EVENT OF CHANGE IN CONTROL. Notwithstanding the provisions of Section 4, in the event of a Change in Control (as defined in this Section 8), the Option shall become exercisable in full as to all the Option Shares covered thereby and will remain exercisable for the full term of the Option, without regard to any installment exercise or vesting provisions and regardless of whether the Optionee remains in the employ or service of the Company. In addition, if a Change in Control of the Company occurs, the Committee (as defined in the Plan), in its sole discretion and without the consent of the Optionee, may determine that the Optionee will receive, with respect to some or all of the Option Shares, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the fair market value of such Option Shares immediately prior to the effective date of such Change in Control of the Company over the option exercise price per share of this Option. For purposes of this Agreement, "fair market value" shall be established in the manner set forth in the Plan.

                  (a) "Change in Control" shall mean a change in control which would be required to be reported in response to Item 6(e) on Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement, including, without limitation, if:

                           (1) Any "person" (as such term is used in Sections
                  13(d) and 14(d) of the Exchange Act), other than a person that beneficially owns five percent (5%) or more of the Company's Common Stock as of the date immediately prior to the effective date of the Company's initial public offering, becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

                           (2) The Incumbent Directors cease for any reason to
                  constitute at least a majority of the Board of Directors. The term, "Incumbent Directors," shall mean those individuals who are members of the Board of Directors on the effective date of this Agreement and any individual who subsequently becomes a member of the Board of Directors whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the then Incumbent Directors.

                  (b) "Change in Control" shall also mean the commencement of any insolvency proceeding by or against the Company, including the appointment of a receiver.

                  (c) Notwithstanding anything in this Section 8 to the contrary, if, with respect to the Optionee, acceleration of the vesting of this Option or the payment of cash in exchange for all or part of this Option as provided above (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Internal Revenue Code, as amended (the "Code")), together with any other payments which the Optionee has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), the payments to the Optionee as set forth in this Agreement will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

         9. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Board of Directors of the Company at the principal office of the Company. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of such shares, which payment shall be made in cash or by check or bank draft payable to the Company, or, provided such form of payment does not result in a charge to earnings of the Company for financial accounting purposes, by delivery of shares of Common Stock of the Company with a fair market value equal to the purchase price or by a combination of cash and such shares, whose fair market value shall equal the purchase price. For purposes of this Agreement, the "fair market value" of the Common Stock of the Company shall be established in the manner set forth in the Plan. In the event the Option shall be exercised by any person other than the Optionee, such notice shall be accompanied by appropriate proof of such right of such person to exercise the Option.

         10. OPTION PLAN. This Option is subject to certain additional terms and conditions set forth in the Amended 1994 Stock Plan pursuant to which this Option has been issued. A copy of the Plan is on file with the Secretary of the Company and by acceptance hereof Optionee agrees to and accepts this Option subject to the terms of the Plan. Any capitalized terms in this Agreement that are not defined herein shall have the meaning set forth in the Plan.

         11. DISPUTES. As a condition of the granting of the Option herein granted, the Optionee agrees, for the Optionee and the Optionee's personal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement, shall be determined by the Company, in its sole discretion, and that any interpretation by the Company of the terms of this Agreement shall be final, binding and conclusive.

         12. BINDING EFFECT. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.



                [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the date and year first above written.


                                                 /s/ J. Alexander Fjelstad, III
                                                 ------------------------------
                                                 J. Alexander Fjelstad, III
                                                 Optionee



                                                 RTW, INC.



                                                 By  /s/ David C. Prosser
                                                   -----------------------------
                                                   Its Chairman of the Board
                                                   -----------------------------